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SUNTRUST BANK, NASHVILLE, N.A.                                    EXHIBIT 10.39
Post Office Box 305110
Nashville, TN 37230-5110
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[SUNTRUST LOGO]




                                 July 16, 1996




Mr. Richard Alston
Executive Vice President
National Processing Company, Inc.
1231 Durrett lane
Louisville, KY  40285-0001

Dear Dick:

        On behalf of SunTrust Bank, Nashville ("STBN"), we are pleased to advise you of the commitment by SunTrust Bank, Nashville, subject to the terms and conditions set forth in this letter, to provide up to $75,000,000 of the $75,000,000 Line of Credit and Revolving Credit Facilities (the "Facilities") to National Processing, Inc. ("the Company"). Attached to this letter is a term sheet (the "Term Sheet") setting forth the principal terms and conditions on and subject to which STBN is willing to make the Facilities available.

        We are pleased you have requested STBN to act as Agent for a syndicate of financial institutions (together with STBN, the "Banks") which will provide the Facilities. STBN will act as the sole agent for the Facilities, and no additional agents or co-agents will be appointed. In addition, SunTrust Capital Markets, Inc. will act as arranger to complete the syndication of the financial institutions. As we have discussed, STBN and SunTrust Capital Markets, Inc. will, on a best efforts basis, seek the commitments of NationsBank and First Tennessee as participants in the Facilities.

FEES

        The Company will pay to SunTrust Capital Markets at closing a non-refundable fee of $15,000. An additional non-refundable fee of $10,000 will be payable to SunTrust Capital Markets if they must locate banks other than NationsBank and/or First Tennessee. The banks located by SunTrust
Capital Markets must be approved by the Company. In addition, beginning on the closing date of the Facilities and on each anniversary date thereafter while the Facilities are outstanding, the Company will pay a fee of $10,000 to STBN for administrative duties as Agent under the Facilities.

CERTAIN AGREEMENTS, REPRESENTATIONS, AND WARRANTIES

        You agree to assist SunTrust Capital Markets and STBN in forming such syndicate and to provide SunTrust Capital Markets and STBN and the other Banks, promptly upon request, with all information deemed necessary by them to complete the syndication successfully, including, but not limited to, an information package for delivery to potential syndicate members and participants. You agree to coordinate any other financing by the Company or any of its affiliates, excluding borrowings under existing arrangements, with the syndication effort of the Banks and to refrain from any such financing during such syndication process unless otherwise agreed to by SunTrust Capital Markets and STBN. You further agree to make appropriate officers and representatives of the Company and its subsidiaries available to
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participate in information meetings for potential syndicate members and participants at such times and places as SunTrust Capital Markets and STBN may reasonably request.

        You represent and warrant that information made available to SunTrust Capital Markets and STBN by you or any of your representatives in connection with the transactions contemplated hereby is as of such date complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. In arranging the Facilities, SunTrust Capital Markets and STBN will be using and relying on such information without independent verification thereof.

        The commitment of STBN hereunder is subject to the condition, among others, that after the date hereof there shall not have occurred, in the opinion of STBN, any materially adverse change in or disruption of financial or capital market conditions. In addition, the commitment of STBN is subject to the final negotiation, execution, and delivery prior to August 15, 1996, of definitive documentation with respect to the Facilities satisfactory to STBN and its counsel. Such documentation shall contain the terms and conditions set forth in the Term Sheet and such other indemnities, covenants, representations and warranties, events of default, conditions precedent, and other terms and conditions as shall be satisfactory in all respects to STBN. While the material terms, conditions, and conditions precedent to the commitment of STBN hereunder and of the Facilities are generally limited to those set forth herein and in the Term Sheet, other matters not directly covered by the provisions of this letter and the Term Sheet may require the further agreement of STBN and the Company.

COSTS AND EXPENSES

        The costs and expenses (including, without limitation, the reasonable fees and expenses of counsel to STBN) and syndication and other out-of-pocket expenses of SunTrust Capital Markets and STBN arising in connection with the preparation, execution, and delivery of this letter and the definitive financing agreements shall be for your account, provided, however, that such expenses do not exceed $20,000. The Company agrees to pay a one time break-up fee of $7,500 if STBN's commitment is accepted and the Company closes on financing with another lender for the same purpose.

INDEMNIFICATION

        You further agree to indemnify and hold harmless SunTrust Capital Markets and each Bank (including STBN) and each director, officer, employee, affiliate, and agent thereof (each, an "indemnified person") against, and to reimburse each indemnified person, upon its demand, for any losses, claims, damages, liabilities or other expenses ("Losses") incurred by such indemnified person insofar as such Losses arise out of or in any way relate to or result from this letter or the financing contemplated hereby, including, without limitation, Losses participating in any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto); PROVIDED that the foregoing will not apply to any Losses to the extent that such losses result from the gross negligence or willful misconduct of such indemnified person. Your obligations under this paragraph shall remain effective whether or not definitive financing documentation is executed and notwithstanding any termination of this letter. Neither SunTrust Capital Markets and STBN nor any other indemnified person shall be responsible or liable to any other person for consequential damages which may be alleged as a result of this letter or the financing contemplated hereby.

        This letter shall be governed by the laws of the State of Tennessee. This letter may not be amended or modified except in writing and shall be governed by the internal laws (and not by laws of conflicts) of

















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the State of Tennessee. The obligations of STBN and SunTrust Capital Markets under this letter are enforceable solely by the Company's signing this letter and may not be relied upon by any other person.

SPECIAL DISCLOSURE

        SunTrust Capital Markets, Inc. is a wholly owned subsidiary of SunTrust Banks, Inc. and an affiliate of STBN. SunTrust Capital Markets is a broker/dealer registered with the Securities and Exchange Commission (SEC) and a member of the National Association of Securities Dealers, Inc. (NASD) and the Securities Investor Protection Corporation (SIPC). Although it is a subsidiary of SunTrust Banks, Inc., SunTrust Capital Markets is not a bank and is separate from any affiliated SunTrust Bank. SunTrust Capital Markets is solely responsible for its contractual obligations and commitments.

        Securities and financial instruments sold, offered, or recommended by SunTrust Capital Markets are not bank deposits, are not insured by the Federal Deposit Insurance Corporation (FDIC), or the SIPC, or any government agency and are not obligations of or endorsed or guaranteed in any way by any bank affiliated with SunTrust Capital Markets or any other bank unless otherwise stated.

        You authorize SunTrust Capital Markets and its affiliates, including STBN and any other SunTrust affiliated bank, to share with each other credit and other confidential or non-public information regarding you and your accounts provided, however, that no such non-public information be shared with anyone within SunTrust Capital Markets, STBN, or any affiliates which trades equity Securities. It is the policy of STBN, SunTrust Capital Markets, and all other SunTrust affiliates to strictly protect confidential client information. Therefore, any information shared by us will be on a limited basis and only to people within our organization who are part of our relationship team, except as otherwise provided in this letter.

        If you are in agreement with the foregoing, please sign and return the enclosed copies of this letter to STBN no later than 5:00 P.M., CST, on July 19, 1996. This offer shall terminate at such time unless prior thereto we shall have received signed copies of such letters.

        We look forward to working with you on this transaction.


                                        Very truly yours,

                                        SUNTRUST BANK, NASHVILLE


                                        By: /s/ Scott Corley
                                           -----------------------------
                                           Title: AVP

                                        By: /s/ M. Woody
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                                           Title: SVP




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                                        SUNTRUST CAPITAL MARKETS, INC.

                                        /s/ Susan O. Graham
                                        ---------------------------------
                                        By:  Susan O. Graham
                                        Title: Vice President


                                        /s/ Paul White
                                        ---------------------------------
                                        By:  Paul White
                                        Title: Managing Director


ACCEPTED AND AGREED:


/s/ Richard A. Alston
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By: Richard A. Alston
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Title: Executive Vice President
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Date:  July 17, 1996
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